EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9524) pertaining to the 1997 Stock Option Plan of Jinpan international Limited of our report dated June 24, 2005, with respect to the consolidated financial statement of Jinpan International Limited included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

                                                /s/ Ernst & Young

Hong Kong
July 11, 2005